UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of The
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): October 4, 2006

HELIX BIOMEDIX, INC.
(Exact name of registrant as specified in its charter)

DELAWARE	033-20897-D	91-2099117

(State or other jurisdiction	(Commission	(IRS Employer
of incorporation or organization)	File Number)	Identification No.)
22122 20th Avenue S.E., Suite 148
Bothell, Washington 98021
(425) 402-8400
(Address and telephone number of registrant’s principal executive offices)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.
On October 4, 2006, Helix BioMedix, Inc. (the “Company”) entered into a Second Amendment to Lease (the “Second Lease Amendment”) with Teachers Insurance & Annuity Association of America, Inc. in connection with the premises located at 22122 20th Avenue SE, Bothell, Washington 98021. The Second Lease Amendment amends the Lease dated August 14, 2001 (the “Initial Lease”), as amended by the First Amendment to Lease dated December 6, 2005. Pursuant to the terms of the Second Lease Amendment, the Company will lease 2,246 square feet of office space (the “Expansion Premises”) in addition to the initial premises comprising 3,038 square feet of office and warehouse space (the “Initial Premises”). The Second Lease Amendment extends the term of the Initial Lease for an additional 36 months, commencing December 1, 2006. Base monthly rent for the rental premises (including the Initial Premises and the Expansion Premises) is $6,064 for the initial 12 months, $6,246 for months 13 through 24, and $6,433 for months 25 through 36. The Second Lease Amendment includes an option of the Company to extend the term of the Initial Lease for an additional 36 months with respect to the Initial Premises only.
SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HELIX BIOMEDIX, INC.

Dated: October 10, 2006	By:	/s/ David H. Kirske David H. Kirske
Vice President and Chief Financial Officer